Exhibit 20.18

>CAPITAL ONE MASTER TRUST (COMT)

>Trust Excess Spread Analysis - August 2004

>Capital One Master Trust (COMT)

Series	COMT 1998-1		COMT 1999-3		COMT 2000-2		COMT 2000-3
Size	$591	MM	$500	MM	$750	MM	$1000	MM
Expected Maturity (Class A)	04/15/2008		07/17/2006		06/15/2005		08/15/2007

Gross Monthly Payment Rate	15.78%		15.78%		15.78%		15.78%
Delinquency 30 to 59 days	1.39%		1.39%		1.39%		1.39%
60 to 89 days	0.93%		0.93%		0.93%		0.93%
90 + days	1.98%		1.98%		1.98%		1.98%

>Excess Spread Analysis

	Series	COMT 1998-1	COMT 1999-3	COMT 2000-2	COMT 2000-3
	Portfolio Yield	19.12%	19.12%	19.12%	19.12%
	Less: (Wt. Avg.) Coupon	6.05%	2.41%	7.26%	2.43%
	SVC Fees	1.50%	1.50%	2.00%	2.00%
	Net Charge-offs	3.81%	3.81%	3.81%	3.81%

Excess Spread:	Aug-04	7.76%	11.40%	6.05%	10.88%
	Jul-04	7.53%	11.54%	5.82%	11.02%
	Jun-04	6.54%	10.48%	4.81%	9.97%
	3-Mo Avg Excess Spread	7.28%	11.14%	5.56%	10.62%

>Capital One Master Trust (COMT)

Series	COMT 2000-4		COMT 2001-1		COMT 2001-2		COMT 2001-3
Size	$1200	MM	$1200	MM	$1200	MM	$750	MM
Expected Maturity (Class A)	10/17/2005		02/15/2008		03/15/2006		05/15/2006

Gross Monthly Payment Rate	15.78%		15.78%		15.78%		15.78%
Delinquency 30 to 59 days	1.39%		1.39%		1.39%		1.39%
60 to 89 days	0.93%		0.93%		0.93%		0.93%
90 + days	1.98%		1.98%		1.98%		1.98%

>Excess Spread Analysis

	Series	COMT 2000-4	COMT 2001-1	COMT 2001-2	COMT 2001-3
	Portfolio Yield	19.12%	19.12%	19.12%	19.12%
	Less: (Wt. Avg.) Coupon	5.90%	1.92%	4.96%	4.97%
	SVC Fees	2.00%	2.00%	2.00%	2.00%
	Net Charge-offs	3.81%	3.81%	3.81%	3.81%

Excess Spread:	Aug-04	7.41%	11.40%	8.35%	8.34%
	Jul-04	7.19%	11.51%	8.13%	8.12%
	Jun-04	6.24%	10.52%	7.18%	7.16%
	3-Mo Avg Excess Spread	6.95%	11.14%	7.89%	7.87%

>Capital One Master Trust (COMT)

Series	COMT 2001-5		COMT 2001-6		COMT 2001-7		COMT 2001-8
Size	$1000	MM	$1300	MM	$1000	MM	$1000	MM
Expected Maturity (Class A)	08/15/2006		08/15/2008		10/15/2004		10/16/2006

Gross Monthly Payment Rate	15.78%		15.78%		15.78%		15.78%
Delinquency 30 to 59 days	1.39%		1.39%		1.39%		1.39%
60 to 89 days	0.93%		0.93%		0.93%		0.93%
90 + days	1.98%		1.98%		1.98%		1.98%

>Excess Spread Analysis

	Series	COMT 2001-5	COMT 2001-6	COMT 2001-7	COMT 2001-8
	Portfolio Yield	19.12%	19.12%	19.12%	19.12%
	Less: (Wt. Avg.) Coupon	4.85%	2.25%	3.63%	4.27%
	SVC Fees	2.00%	2.00%	2.00%	2.00%
	Net Charge-offs	3.81%	3.81%	3.81%	3.81%

Excess Spread:	Aug-04	8.47%	11.06%	9.69%	9.04%
	Jul-04	8.25%	11.19%	9.47%	8.82%
	Jun-04	7.28%	10.15%	8.50%	7.85%
	3-Mo Avg Excess Spread	8.00%	10.80%	9.22%	8.57%

>Capital One Master Trust (COMT)

Series	COMT 2002-1		COMT 2002-2		COMT 2002-3		COMT 2002-4
Size	$1000	MM	$620	MM	$1350	MM	$750	MM
Expected Maturity (Class A)	01/15/2009		03/15/2007		04/15/2005		05/15/2007

Gross Monthly Payment Rate	15.78%		15.78%		15.78%		15.78%
Delinquency 30 to 59 days	1.39%		1.39%		1.39%		1.39%
60 to 89 days	0.93%		0.93%		0.93%		0.93%
90 + days	1.98%		1.98%		1.98%		1.98%

>Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-3	COMT 2002-4
	Portfolio Yield	19.12%	19.12%	19.12%	19.12%
	Less: (Wt. Avg.) Coupon	1.95%	1.88%	2.08%	4.55%
	SVC Fees	2.00%	2.00%	2.00%	2.00%
	Net Charge-offs	3.81%	3.81%	3.81%	3.81%

Excess Spread:	Aug-04	11.37%	11.43%	11.23%	8.76%
	Jul-04	11.48%	11.55%	11.35%	8.54%
	Jun-04	10.49%	10.56%	10.32%	7.58%
	3-Mo Avg Excess Spread	11.11%	11.18%	10.97%	8.30%

CAPITAL ONE MASTER TRUST (COMT)

(*) This material is for informational purposes only and is not an offer of securities for sale in the United States.  These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/about/invest/financials/abs.shtml